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                                                                 EXHIBIT  23.1

                                Law Offices of
                              M. Stephen Roberts
                        770 S. Post Oak Lane, Suite 515
                             Houston, Texas 77056
                                (713) 961-2696
                             Fax:  (713) 961-1148

November  26,  1996

Michael  T.  Fearnow,  President
Flex  Acquisitions  Corporation
770  S.  Post  Oak  Lane,  Suite  515
Houston,  TX  77056

Dear  Mr.  Fearnow:

     The undersigned is named in Forms SB-2 and S-4 Registration Statements of Flex Acquisitions Corporation (the "Company"), a Texas corporation, which registration statements are to be filed with the Securities and Exchange Commission in connection with:

     (1) the registration under the Securities Act of 1933, as amended, pursuant to the Company's registration statement on Form SB-2 of up to 100,000 units ("Units") consisting of 100,000 shares of common stock, par value $.001 per share ("Common Stock"), 200,000 Class B warrants ("Class B Warrants") and 200,000 Class C warrants ("Class C Warrants"), and 400,000 shares of Common Stock that underlie the Class B and Class C Warrants (collectively the "Public Offering Securities"); and a distribution by American NorTel Communications, Inc., a Wyoming corporation, of 20,000 shares of Common Stock of the Company to the shareholders of American NorTel Communications, Inc. (the "Spinoff Shares"); and,

     (2) the registration under the Securities Act of 1933, as amended, pursuant to the Company's registration statement on Form S-4, of a proposed merger with Flex Financial Group, Inc., a Texas corporation, of 80,000 shares of Common Stock; 80,000 Class A Options; 80,000 shares of Common Stock that underlie the Class A Options; 16,333 Unit Purchase Options ("Bridge Loan Securities"); 16,333 Units that underlie the Unit Purchase Options; 16,333 shares of Common Stock issuable upon exercise of the Unit Purchase Options; 32,666 Class B Warrants issuable upon exercise of the Unit Purchase Options; 32,666 shares of Common Stock that underlie the Class B Warrants issuable upon exercise of the Unit Purchase Options; 32,666 Class C Warrants issuable upon exercise  of  the  Unit  Purchase  Options; 32,666 shares of Common Stock that underlie the Class C Warrants issuable upon exercise of the Unit Purchase Options; 14,000 Units consisting of 14,000 shares of Common Stock, 28,000 Class B Warrants and 28,000 Class C Warrants (collectively the "PPM Securities"); 28,000 shares of Common Stock that underlie the PPM Securities Class B Warrants; 28,000 shares of Common Stock that underlie the PPM Securities Class C Warrants (all of the above collectively the "Merger
Shares"); and 2,000,000 shares of Common Stock registered for future acquisitions ("Shelf Shares").

The capacity in which the undersigned is named in such Registration Statement is that of counsel to the Company and as a person who has given an opinion on the validity of the securities being registered and upon other legal matters concerning the registration or offering of the securities described therein.

     The undersigned hereby consents to being named in such Registration Statement in the capacity therein described.

Yours  very  truly,

/S/  M.  Stephen  Roberts
-------------------------
     M.  Stephen  Roberts